Exhibit 99.1

Notice of BLT Claims Process

Under the terms and conditions of the Settlement Order with the United States Securities and Exchange Commission (the “SEC Order”), Bloom HoldCo LLC (together with its wholly-owned subsidiaries Bloom Ltd. and Bloom Protocol, LLC, the “Company”) is notifying all persons and entities that purchased Bloom Tokens (“BLT”) from the Company between November 14, 2017 and January 2, 2018 during the Company’s initial coin offering and related presales (the “Bloom Token Sale”) of their potential claims under Section 12(a) of the Securities Act of 1933, as amended (the “Securities Act”). These potential claims include the right, upon returning to the Company the BLT purchased from the Company in the Bloom Token Sale, to recover the amount (in U.S. Dollars and determined as provided in the following sentences) you originally paid for the BLT plus interest, or, in the event you sold the BLT at a loss, the amount you lost plus interest (each, a “Claim” and the person or entity submitting such Claim, the “Claimant”). All Claims will be valued and paid in U.S. Dollars, with the price of BLT determined according to the terms set at the time BLT were sold to the respective Claimant during the Bloom Token Sale and the price in U.S. Dollars at the time of purchase, regardless of the original form of payment. This means that if you purchased BLT from the Company in the presale that was conducted between November 14 and November 29, 2017, the price of BLT ranged between $0.50 and $0.57 per BLT, and if you purchased BLT in the initial coin offering conducted between November 30, 2017 and January 2, 2018 the listed purchase price of BLT was $0.67 per BLT (the “Listed Purchase Price”).

For the avoidance of doubt, only persons and entities that purchased BLT from the Company as part of the Bloom Token Sale will be receiving this Notice of BLT Claims Process (the “Notice”) and be provided access to the process for submitting a Claim either electronically via email (the “Electronic Claim”) or via a hard-copy, paper Claim (the “Paper Claim” and collectively with the Electronic Claim, the “Claim Form”). Persons or entities that did not purchase BLT from the Company as part of the Bloom Token Sale, including persons or entities that purchased BLT from third-parties directly, through an exchange, or otherwise, are not entitled to submit a Claim or receive a recovery hereunder.

Please note that if the Claimant resides in and/or is ordinarily a resident in Crimea, the so called “Luhansk People’s Republic” of the Ukraine, the so called “Donetsk People’s Republic” of the Ukraine, Cuba, Iran, North Korea, Syria, Venezuela and, within the previous five years, Sudan, such Claimant is prohibited from asserting a Claim.

The Company is establishing a process by which we will pay the amount (in U.S. Dollars) due under Section 12(a) of the Securities Act to any person or entity that purchased BLT from us during the Bloom Token Sale.

If you purchased BLT in the Bloom Token Sale and have determined to proceed with our Claim-submission process:

●	Complete and submit a Claim via either (i) the Electronic Claim or (ii) a Paper Claim. A copy of the Claim Form will be available for download at bloom.co/BLT in PDF format.

o	The Electronic Claim can be submitted via email to blt@bloom.co, which is a claim administration email address maintained by the Company. Please note that you will need to complete the Claim Form, contained below, and attach it to your email to blt@bloom.co1 in order to proceed with using the Electronic Claim.

●	Timely comply with any requests for additional information and documentation from the Company.

●	Claimants who are able to establish that they currently hold the BLT that they purchased from the Company in the Bloom Token Sale, which the Company was able to verify using the information and documents that the Claimants submit to the Company’s review, will have a Claim that entitles the Claimant to recover the U.S. Dollar value of the consideration paid for the BLT purchased from the Company during the Bloom Token Sale (as calculated using the applicable Listed Purchase Price) along with interest, less the amount of any income received. Purchasers must tender eligible BLT to the Company, upon the Company’s instruction, in order to receive such amount. Please note that you must await the Company’s instruction before tendering your BLT, which instruction will come after the Company completes the analysis of your Claim and determines it to be valid. All approved Claims will be paid within three (3) months after the Claim Form Deadline (as defined below).

●	In the event you are able to establish, and the Company is able to verify, that you sold the BLT that you purchased from the Company in the Bloom Token Sale at a loss, you will receive the amount, in U.S. Dollars, of your net loss from selling the BLT (the amount you paid for the BLT minus the amount you received when selling that BLT), plus interest from the date of sale(s). Please note that not every sale of BLT purchased in the Bloom Token Sale gives rise to a valid Claim: only sales of BLT at a loss can give rise to a valid Claim. All approved claims will be paid within three (3) months after the Claim Form Deadline.

You must submit your Claim Form by the “Claim Form Deadline”, which shall be [date].2

If you are alleging a loss based upon your selling of BLT, the Company will require affirmative confirmation (in the form of the transaction data requested in Section 4(B) of the Claim Form, and the other information requested in the Claim Form including the supporting documentation requested in Section 5 of the Claim Form, or any other information that might be requested by the Company) that you sold the BLT at a loss.

[1]	The blt@bloom.co email address shall not be available until a date that is no later than 60 calendar days after the date of the filing of the registration statement on Form 10 (the “Registration Statement”), or on the date seven days after the Registration Statement becomes effective, whichever is sooner (the “Effective Date”).

[2]	Date to be the earlier of (i) three months from the date that the U.S. Securities and Exchange Commission’s Division of Corporation Finance notifies the Company that it has completed its review of the Registration Statement, of which this Exhibit is a part, or (ii) six months from the Effective Date.

If you are making a Claim based upon your holding of the BLT you purchased from the Company in the Bloom Token Sale, the Company will require affirmative confirmation (in the form of the transaction data requested in Section 4(A) of the Claim Form, the supporting documentation requested in Section 5 of the Claim Form, the other information requested in the Claim Form and any other information that might be requested by the Company) that the BLT you tender in accordance with Section 6 of the Claim Form are the same BLT you purchased from the Company in the Bloom Token Sale. This would exclude any BLT you purchased in a secondary market.

Please be advised that (i) payment of any Claim made pursuant to this process may have tax implications to the Claimant and (ii) the Company intends to withhold all amounts required by law to be withheld from payments made hereunder, and to comply with all applicable U.S. tax reporting requirements. The Company cannot provide tax advice to Claimants. The taxation of digital assets has been the subject of extremely limited guidance by the U.S. Internal Revenue Service and, as such, is subject to significant uncertainty. All Claimants are urged to consult with, and must rely solely upon, their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax implications of making a Claim and receiving any payment hereunder.

The Company has filed the Registration Statement to register the BLT as a class of securities under Section 12(g) of the Securities Exchange Act of 1934, as amended. The Company’s Registration Statement is available free of charge on the U.S. Securities and Exchange Commission’s (the “SEC”) website at https://www.sec.gov/edgar/browse/?CIK=1975931. The Claim Form will be available for download at bloom.co/BLT in PDF format.

The SEC Order requires the Company to obtain – and provide to the SEC – a monthly report of the Claims received and the Claims paid under the claims process, including (a) identifying information about each Claimant; (b) the amount of each Claim; (c) the resolution of each Claim, including the amount of each payment; (d) identification of all Claims not paid and the reasons for all non-payment of Claims; and (e) a list of all complaints received and how the Company addressed each complaint. The Company will also provide the SEC with any related additional information or documentation reasonably requested by the SEC, such as documentation submitted by the Claimant and documentation supporting the Company’s decision regarding the Claim. In response to any objections by the SEC to the Company’s handling of one or more Claims, the Company will reconsider its decision(s) in light of the objection and will provide a written explanation to the SEC of its decision following reconsideration. Therefore, by submitting your Claim Form and/or any information or documentation in connection therewith, you are providing your consent to the Company to share such information (in whole or in part) with the SEC as well as with any other governmental agencies that request such information.

Pursuant to the SEC Order, this Notice also advises you that you have the right to sue “to recover the consideration paid for such security with interest thereon, less the amount of any income received thereon, upon the tender of such security, or for damages if you no longer own the security.”

To be eligible to receive a recovery, you must complete and submit a valid Claim Form and all required supporting information and documentation either via an Electronic Claim by email or a Paper Claim returned by mail or overnight courier to the Company at the following address:

If by Electronic Claim, submit a completed Claim Form to:

blt@bloom.co

or, if by Paper Claim, submit a completed Paper Claim to:

Bloom HoldCo, LLC

PMBS 1387

1000 Brickell Avenue, Suite 715

Miami, FL, 33131

Please note that for your Claim Form to be considered valid, you must submit it by one of the aforementioned methods, and the Claim Form must actually be received by the Company on or before the Claim Form Deadline.

You will need to include, without limitation and as applicable: your ETH wallet address, your phone number, your name, the e-mail address you used at the time of purchase of the BLT from the Company in the Bloom Token Sale, the purchase date of the BLT in the Bloom Token Sale, the amount of BLT you purchased from the Company in the Bloom Token Sale, KYC/AML verification, and bank account verification to proceed with submitting a Claim.

Claimants who submit an Electronic Claim via email should NOT also submit a Paper Claim. If you have any questions regarding this Notice, completing the Claim Form or the process for submitting your Claim, please contact the Company at blt@bloom.co.

BLT Claims Process

Claim Form

Under the terms and conditions of the Settlement Order with the U.S. Securities and Exchange Commission (the “SEC Order”), Bloom HoldCo LLC (together with its wholly-owned subsidiaries Bloom Ltd. and Bloom Protocol, LLC, the “Company”) is notifying all persons and entities that purchased BLT from the Company between November 14, 2017 and January 2, 2018 during the Company’s initial coin offering and related presales (the “Bloom Token Sale”) of their potential claims under Section 12(a) of the Securities Act of 1933, as amended (the “Securities Act”). These potential claims include the right, upon returning to the Company the BLT purchased from the Company in the Bloom Token Sale, to recover the amount (in U.S. Dollars and determined as provided in the following sentences) you originally paid for the BLT plus interest, or, in the event you sold the BLT at a loss, the amount you lost plus interest (each a “Claim” and the person or entity submitting such Claim, the “Claimant”). All Claims will be valued and paid in U.S. Dollars, with the price of BLT determined according to the terms set at the time BLT were sold to the respective Claimant during the Bloom Token Sale and the price in U.S. Dollars at the time of purchase, regardless of the original form of payment. This means that if you purchased BLT from the Company in the presale that was conducted between November 14 and November 29, 2017, the price of BLT ranged between $0.50 and $0.57 per BLT, and if you purchased BLT in the initial coin offering conducted between November 30, 2017 and January 2, 2018 the listed purchase price of BLT was $0.67 per BLT.

For the avoidance of doubt, only persons and entities that purchased BLT from the Company as part of the Bloom Token Sale are entitled to submit a Claim or receive recovery therefrom. Persons or entities that did not purchase BLT from the Company as part of the Bloom Token Sale, including persons or entities that purchased BLT from third-parties directly, through an exchange, or otherwise, are not entitled to submit a Claim or receive a recovery hereunder.

Please note that if the Claimant resides in and/or is ordinarily a resident in Crimea, the so called “Luhansk People’s Republic” of the Ukraine, the so called “Donetsk People’s Republic” of the Ukraine, Cuba, Iran, North Korea, Syria, Venezuela and, within the previous five years, Sudan, such Claimant is prohibited from asserting a Claim.

Please further note that you will be permitted to submit your Claim either electronically via email (the “Electronic Claim”) or via a hard-copy, paper Claim (the “Paper Claim” and collectively with the Electronic Claim, the “Claim Form”). Information pertaining to the submission of a Claim whether via the Electronic Claim or via the Paper Claim will be found below.

You must submit your Claim by the “Claim Form Deadline”, which shall be [date].1

Please further note that the information requested in connection with this Claim Form is solely being collected for the purpose of processing any Claim you may have against the Company. The information you provide through this Claim Form, as well as the supporting documentation submitted in connection therewith, will be retained by the Company for so long as necessary for the purpose of the Company making a determination as to the validity of your Claim and any payment thereon. Some or all of the information you provide in connection with this Claim Form will be shared with the SEC and any other governmental agencies that request such information.

Finally, please further note that, upon submission of your Claim Form, the Company will assign you a Claim Form ID #. Please include such Claim Form ID # in the subject line of any e-mail or paper materials you send to the Company with supporting documentation, a question, or otherwise.

[1]	Date to be the earlier of (i) three months from the date that the U.S. Securities and Exchange Commission’s Division of Corporation Finance notifies the Company that it has completed its review of the registration statement on Form 10, of which this Exhibit is a part, or (ii) six months from a date that is no later than 60 calendar days after the date of the filing of the Registration Statement, or on the date seven days after the Registration Statement becomes effective, whichever is sooner (the “Effective Date”).

Section 1: Instructions for Submitting a Claim via Electronic Claim or Paper Claim

The Company has filed a registration statement on Form 10 (the “Registration Statement”) to register the BLT as a class of securities under Section 12(g) of the Securities Exchange Act of 1934, as amended. The Company’s Registration Statement is available free of charge on the U.S. Securities and Exchange Commission’s (the “SEC”) website at https://www.sec.gov/edgar/browse/?CIK=1975931. The Claim Form will be available for download at bloom.co/BLT in PDF format.

To submit your Claim via the Electronic Claim or Paper Claim, please follow the instructions below; provide all the necessary information and documentation requested in Sections 2, 3, 4A (if applicable), 4B (if applicable), and 5; provide your signature in Section 8, and submit your Claim pursuant to the instructions in Section 9.

Claimants who submit a Claim Form using the Electronic Claim should NOT also submit a Paper Claim.

If you are unable to submit a Claim via the Electronic Claim or Paper Claim, please contact blt@bloom.co2 for further assistance.

Section 2: Claimant Identifying Information

Does this Claim amend a previously-submitted Claim?

☐ No

☐ Yes

If you check “Yes” above, please provide the following:

Claim Number of previously-submitted Claim:

Date previously-submitted Claim Was Filed:

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[2]	The blt@bloom.co email address shall not be available until the Effective Date.

Please provide the information below, including your name, the e-mail address you used to purchase the BLT, telephone number, government-issued identification type (i.e., driver’s license, passport, etc.), and government-issued identification number.

If you fail to provide any of the information below, you risk your claim being denied for lack of adequate information.

1.	Full Name of Claimant:

2.	E-Mail Address Used to Purchase BLT:

(Please note that the e-mail you include will be validated against the Company’s records to confirm that you, in fact, purchased one or more BLT directly from the Company in the Bloom Token Sale. If the e-mail you provide does not match the Company’s records, you risk your Claim being denied as invalid)

3.	Address 2:

4.	Address 3:

5.	City:

6.	State:

7.	Zip / Postal Code:

8.	Country:

9.	Phone Number (with Country Code):

10.	Government ID Type:
(select the government identification from the list below)[1]

11.	Government ID Number:

12.	ETH Wallet Address:

[1]	Acceptable types of government-issued identifications include: passport, state-issued driver’s license or identification, or REAL ID Act card.

Section 3: Claimant BLT Purchase Information

Please provide the information below with respect to your purchase(s) of BLT directly from the Company in the Bloom Token Sale.

Record of Purchases of BLT as part of Bloom Token Sale:

Purchase ID / Transaction ID Associated with Purchase	Date of Purchase	Number of BLT Purchased in Transaction

If you have additional transactions to include, please contact the Company at blt@bloom.co for a template Excel file (.xls or .xlsx) formatted with the same columns as the chart above. For the avoidance of doubt, the Company will accept additional transaction data in an Excel-formatted file only.

Section 4A: Information Pertaining to the Holding or Sale of BLT

This section requests information concerning your continued holding of BLT purchased directly from the Company in the Bloom Token Sale.

Please complete all of the data fields below. If you hold multiple BLT at different wallet addresses, please input additional wallet addresses.

For the avoidance of doubt, the next section on this Claim Form, Section 4(B), will provide you with the opportunity to detail any portion of your Claim arising from your sale at a loss of one or more of the BLT that you purchased directly from the Company in the Bloom Token Sale. It is possible that you both continue to hold some of the BLT you purchased from the Company in the Bloom Token Sale and sold or transferred some of the other BLT you purchased from the Company in the Bloom Token Sale, in which case you must complete this Section 4(A) as well as the following Section 4(B).

If you do not currently hold any BLT purchased directly from the Company in the Bloom Token Sale, do not complete the chart below - simply proceed to Section 4(B).

Number of BLT Purchased in One of the Transactions Set Forth in
Section 3 Still Currently Held

(The number below excludes any BLT you purchased and sold or otherwise transferred, which would be included in Section 4(B) below.)

Wallet Address Where BLT Purchased in Transaction Are Currently Held

If you have additional transactions to include, please contact blt@bloom.co for a template Excel file (.xls or .xlsx) formatted with the same columns as the chart above. For the avoidance of doubt, the Company will accept additional transaction data in an Excel-formatted file only.

Section 4(B): BLT Sold at a Loss

This section requests information concerning your sale or transfer of BLT purchased directly from the Company in the Bloom Token Sale and sold at a loss. Please complete all the data fields below.

For the avoidance of doubt, it is possible that you both sold or transferred some of the BLT you purchased from the Company in the Bloom Token Sale and continue to hold some of the other BLT you purchased from the Company in the Bloom Token Sale, in which case you are to complete this Section 4(B) as well as the previous Section 4(A).

Number of BLT Sold at a Loss	Date of Transaction	Transaction ID	Exchange Name	Wallet Address Used for Deposit

If you have additional transactions to include, please contact blt@bloom.co for a template Excel file (.xls or .xlsx) formatted with the same columns as the chart above. For the avoidance of doubt, the Company will accept additional transaction data in an Excel-formatted file only.

Section 5: Supporting Documentation That Must Be Submitted

The Claimant must submit information and documentation establishing that the Claimant is the original purchaser of BLT directly from the Company in the Bloom Token Sale and that the Claimant either (i) continues to hold the purchased BLT or (ii) sold BLT at a loss. Such information and documentation must include the documentation set forth below. The SEC Order entitles the Company to “require that a claimant submit additional documentation supporting that the claimant is entitled to receive payment”2; therefore, it is within the discretion of the Company to request additional documentation or information to confirm your entitlement to receive payment (as set forth below in numbers 1-5), including, but not limited to the applicable read-only API key for the purpose of verifying the BLT’s deposit and/or withdrawal history as well as the BLT’s overall trade history. To the extent you cannot (or do not) provide the information and/or transaction data that would permit the Company (in the Company’s discretion) to confirm that you either continue to hold BLT or sold BLT at a loss, which you initially purchased directly from the Company in the Bloom Token Sale, your Claim will be denied and you will receive no recovery from the Company.

Please enclose copies of the below items as supporting documentation with your submission:

1.	Copy of government-issued photo identification referenced in Section 2.

2.	If Claimant transferred the BLT purchased from the Company in the Bloom Token Sale through the Company website, platform and/or if Claimant holds BLT today in a wallet different from the wallet into which BLT were deposited in the Bloom Token Sale, evidence establishing that Claimant is the owner of the wallet in which BLT are held today, as well as any other wallet(s) in which those BLT were held prior to being deposited in the current wallet and information (e.g., transaction records) sufficient to identify each transfer of BLT between wallets.

3.	To the extent eligible BLT were ever held in an “exchange wallet,” verifiable transaction records demonstrating transfers of BLT into and out of that wallet as well as transfers of BLT on the exchange itself. By submitting this Claim Form, you are giving consent to the Company to contact the applicable cryptocurrency exchange in order to verify the accuracy of the transaction records provided. The Company may request additional information and documentation (including read-only API keys) to establish the relevant transactions.

4.

For Claims involving BLT in a Claimant’s possession and that were never sold, information sufficient to show that the BLT currently held are the same BLT purchased directly from the Company in the Bloom Token Sale.

5.	If Claimant sold BLT purchased from the Company in the Bloom Token Sale at a loss, all documents establishing that the BLT were sold in an arms-length transaction to an unaffiliated third-party, on the date and at the price specified in Section 4(B). This documentation includes, but is not limited to, tax returns demonstrating losses. The Company may request additional information and documentation to establish the relevant transactions, including, for non-exchange transactions, information regarding the person or entity to whom the BLT were sold.

If, based on the Company’s review of your submitted Claim Form and accompanying materials, your Claim appears to meet the criteria for refund, you will receive access to the Company’s platform, which will be used to verify information in connection with the qualifying Claimant’s respective Claims, including, without limitation and if applicable, your ETH wallet address, KYC/AML verification, bank account verification and other information you provided on your submitted Claim Form.

Section 6: Tendering Held Tokens to the Company

If the Claimant still holds the BLT purchased from the Company in the Bloom Token Sale, on account of which he/she is submitting a Claim Form, the Claimant must tender the BLT to the Company, upon the Company’s request, prior to receiving a payment and interest for those BLT. Once the Claimant has submitted the required forms and received approval from the Company, the Company will provide the Claimant further direction on transferring his/her BLT back to the Company to be eligible for payment for those BLT. You must await the Company’s instruction before tendering your BLT.

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[2]	This includes, without limitation, a request that each Claimant provide a Form W-8 or W-9, as applicable.

Section 7: Claim Payment Information

The Company will select the method by which you will receive payment on account of any Claim determined to be valid and allowed by the Company (i.e., either by ACH or wire, or other commercially reasonable means of payment such as EFT). Please provide the appropriate ACH or wiring information.

ACH and Wiring Information. Please provide the information below:

For within the U.S.:

●	Bank name,
●	Bank address city, state, zip code,
●	Bank ABA routing number for wires and, if different, Bank ABA routing number for ACH,
●	Bank Account Number.

For outside of the U.S.:

●	Bank name,
●	Bank address city, country, state/province, postal mailing code such as zip code,
●	Bank Swift Code,
●	Bank Account Number,
●	Any specific international payment systems routing code that are country applicable.

You will be required to provide the Company with any additional information that the Company reasonably requests in order to process any valid Claim(s).

Section 8: Certification

By signing and submitting this Claim Form, the Claimant certifies and/or acknowledges:

1.	that Claimant has read and understands the contents of this Claim Form;

2.	that Claimant purchased the BLT directly from the Company in the Bloom Token Sale;

3.	that Claimant currently owns the BLT identified in the Claim Form, or sold the BLT identified in the Claim Form at a loss;

4.	that if Claimant currently owns BLT purchased from the Company in the Bloom Token Sale, that Claimant did not move the BLT through any digital exchange;

5.	that Claimant has not submitted any other Claim Form in the claims process covering the same purchases/acquisitions/sales of BLT, and knows of no other person having done so on the Claimant’s behalf;

6.	that Claimant does not reside in and is not ordinarily resident in Crimea, the so called “Luhansk People’s Republic” of the Ukraine, the so called “Donetsk People’s Republic” of the Ukraine, Cuba, Iran, North Korea, Syria, Venezuela and, within the previous five years, Sudan;

7.	that, upon the receipt of the amount paid (or the amount lost), Claimant acknowledges the receipt of that amount and releases all claims or causes of action Claimant has against the Company for the amount paid (or the amount lost) in the purchase or sale of the BLT for which it received funds from the Company through the claims process;

8.	that, by submitting this Claim Form and/or any information and documentation in connection therewith, the Claimant is providing his/her/its consent to the Company to share such information (in whole or in part) with the SEC as well as with any other governmental agencies that request such information; and,

9.	that Claimant understands that (i) payment of any Claim made in connection with this Claim Form may have tax implications, (ii) the Company intends to withhold all amounts required by law to be withheld in connection with any payments and to comply with all applicable tax reporting requirements, and (iii) the Company cannot provide tax advice to Claimants.

I certify that all of the information provided by me on this Claim Form is true, correct, and complete, and that the information and documents submitted herewith are true and correct copies of what they purport to be.

Signature of Claimant:

Print Name of Above Signatory:

Title of Above Signatory:

E-Mail Address of Above Signatory:

Date:

Section 9: Submission of Claim Forms

To be eligible to receive a recovery, you must complete and submit a valid Claim Form and all required supporting information and documentation either via an Electronic Claim by email or a Paper Claim returned by mail or overnight courier to the Company at the following address:

If by Electronic Claim, submit a completed Claim Form to:

blt@bloom.co

or, if by Paper Claim, submit a completed Paper Claim to:

BLT Claim Processing

PMBS 1387

1000 Brickell Avenue, Suite 715

Miami, FL 33131

The Claim Form will be available for download at bloom.co/BLT in PDF format.

Upon submission of your Claim Form and upon actual receipt thereof by the Company, the Company will assign you a Claim Form ID #. Please include such Claim Form ID # in the subject line of any e-mail or paper materials you send to the Company with supporting documentation, a question, or otherwise.

If you have any questions regarding this Claim Form, completing the Claim Form or the process for submitting your Claim, please contact the Company at blt@bloom.co.